                                                                     EXHIBIT 4.9

                               (Face of Security)

                  THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

                  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE GOLDMAN SACHS GROUP, INC. OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.


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                                       -1-

CUSIP
NO. 38141GAE4
                          THE GOLDMAN SACHS GROUP, INC.

                           MEDIUM-TERM NOTES, SERIES B

                               ------------------


                       Callable Index-Linked Note due 2003
                     (Linked to the GSTI(TM) Internet Index)

                               ------------------


                  The following terms apply to this Security. Capitalized terms that are not defined the first time they are used in this Security shall have the meanings indicated elsewhere in this Security.


FACE AMOUNT:  $11,395,000                    Reference GIN Index level.

PRINCIPAL AMOUNT: on the Stated Maturity     GIN INDEX: the GSTI(TM) Internet Index, as
   Date, the Company will pay the Holder        published and calculated by the Chicago
   cash equal to 90% of the Face Amount         Board Options Exchange, Incorporated,
   then Outstanding plus the additional         or any Successor GIN Index, in each case
   amount, if any, unless the Company           as it may be modified, replaced or
   exercises the Call Right, all as             adjusted from time to time as provided
   provided on the face of this Security.       on the face of this Security.
   The additional amount, which will be
   payable only if the Final GIN Index       CALL RIGHT:  the Company may
   level exceeds the Reference GIN Index         redeem this Security as
   level, will be an amount equal to the         provided in section 3 on the
   Face Amount then Outstanding multiplied       face of this Security.
   by a fraction, the numerator of which
   is the Final GIN Index level minus the    CALCULATION AGENT:  Goldman,
   Reference GIN Index level and the             Sachs & Co.
   denominator of which is the
                                             DEFEASANCE:  neither full
                                                 defeasance nor covenant
                                                 defeasance applies to this
                                                 Security.




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                                       -2-

OTHER TERMS:
                  All terms used in this Security that are not defined in this Security but are defined in the Indenture referred to on the reverse of this Security shall have the meanings assigned to them in the Indenture. References in this Security to numbered sections are to numbered sections on the face of this Security, unless the context requires otherwise. Section headings on the face of this Security are for convenience only and shall not affect the construction of this Security.

                  "Authorized Denomination" means, with respect to this security, a Face Amount of $10,000 or a multiple of $1,000 in excess of $10,000.

                  "Business Day" means any day that is not a Saturday, a Sunday or a day on which the New York Stock Exchange, the American Stock Exchange or NASDAQ National Market System (or, if different, the principal securities markets in which the GIN Index Stocks are then quoted or traded), or on which banking institutions in The City of New York generally, are authorized or obligated by law, regulation or executive order to close, or on which the GIN Index is not calculated and published by the GIN Index Calculator or the GIN Index Sponsor because the GIN Index Calculator or the GIN Index Sponsor is not open for business.

                  "Call Date" means the first Business Day immediately following either (i) November 23, 2001 or (ii) November 23, 2002, as specified by the Company in a Call Notice for redemption of the Outstanding Face Amount of this Security. As applied to this Security, the term "Redemption Date" as used in the Indenture shall mean the Call Date, if any.

                  "Call Notice" means a notice of redemption given by the Company to the Holder of this Security as provided in section 3.

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                                       -3-

                  "Default Amount" means, on any day, an amount, in U.S. dollars, equal to the cost of having a Qualified Financial Institution expressly assume, as of such day, the due and punctual payment of the principal of and any interest on this Security, and the performance or observance of every covenant hereof and of the Indenture on the part of the Company to be performed or observed with respect to this Security (or to undertake other obligations providing substantially equivalent economic value to the Holder of this Security as the Company's obligations hereunder). Such cost will equal (i) the lowest amount that a Qualified Financial Institution (selected as provided below) would charge to effect such assumption (or undertaking) plus (ii) the reasonable expenses (including reasonable attorneys' fees) incurred by the Holder of this Security in preparing any documentation necessary for such assumption (or undertaking). During the Default Quotation Period, each of the Holder of this Security and the Company may request a Qualified Financial Institution to provide a quotation of the amount it would charge to effect such assumption (or undertaking) and notify the other in writing of such quotation. The amount referred to in clause (i) of this paragraph will equal the lowest (or, if there is only one, the only) quotation so obtained, and as to which notice is so given, during the Default Quotation Period; provided that, with respect to any quotation, the party not obtaining such quotation may object, on reasonable and significant grounds, to the effectuation of such assumption (or undertaking) by the Qualified Financial Institution providing such quotation and notify the other party in writing of such grounds within two Business Days after the last day of the Default Quotation Period, in which case such quotation will be disregarded in determining the Default Amount. The "Default Quotation Period" will be the period beginning on the day the Default Amount first becomes due and payable and ending on the third Business Day after such due day, unless no such quotation is so obtained, or unless every such quotation so obtained is objected to within five Business Days after such due day as provided above, in which case the Default Quotation Period will continue until the third Business Day after the first Business Day on which


                    (Face of Security continued on next page) prompt notice is given of such a quotation as provided above, unless such quotation is objected to as provided above within five Business Days after such first Business Day, in which case the Default Quotation Period will continue as provided in this sentence. Notwithstanding the foregoing, if the Default Quotation Period (and the subsequent two Business Day objection period) has not ended prior to the Determination Date, then the Default Amount will equal the Principal Amount.


                  "Determination Date" means the fifth Business Day prior to November 23, 2003; provided, however, that if a Market Disruption Event occurs or is continuing on that fifth prior Business Day, the Determination Date will be the next succeeding Business Day on which a Market Disruption Event does not occur and is not continuing; provided, further, that in no event will the Determination Date be later than November 23, 2003 or, if November 23, 2003 is not a Business Day, later than the first Business Day after November 23, 2003.

                  "Final GIN Index Level" means the closing level of the GIN Index on the Determination Date, subject to adjustment as provided in Section 4 on the face of this Security.

                  "GIN Index Calculator" means, at any time, the Person or entity, including any successor calculator, that calculates the GIN Index as then in effect. The GIN Index Calculator is, as of the date of this Security, the Chicago Board Options Exchange.

                  "GIN Index Sponsor" means, at any time, the Person or entity, including any successor sponsor, that determines the GIN Index as then in effect. The GIN Index Sponsor is, as of the date of this Security, Goldman, Sachs & Co.

                  "GIN Index Stocks" means, at any time, the stocks that comprise the GIN Index as then in effect, after giving effect to any additions, deletions or substitutions.

                    (Face of Security continued on next page)

                  "Market Disruption Event" means, with respect to the GIN Index, (i) a suspension, absence or material limitation of trading in any one or more of the GIN Index Stocks on their primary market for more than two hours of trading or during the one-half hour period preceding the close of trading in such market, (ii) a suspension, absence or material limitation of trading in option or futures contracts related to the GIN Index or to any one or more of the GIN Index Stocks, if available, in the primary market for such contracts for more than two hours of trading or during the one-half hour period preceding the close of trading in such market or (iii) any one or more of the GIN Index Stocks or option or futures contracts related to the GIN Index or to any one or more of the GIN Index Stocks, if available, do not trade on what was the primary market for those GIN Index Stocks or contracts, in each case (i), (ii) and (iii) as determined by the Calculation Agent; provided, however, that no such event described in clause (i), (ii) or (iii) will be a Market Disruption Event unless the Calculation Agent also determines that such event materially interferes with the ability of the Company or any of its affiliates to unwind all or a material portion of any hedge that any of them effects with respect to this Security. For purposes of determining whether a Market Disruption Event has occurred, (a) a limitation on the hours or numbers of days of trading in the relevant market will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of such market, (b) a decision to permanently discontinue trading in the relevant option or futures contracts will not constitute a Market Disruption Event, (c) a suspension or limitation of trading in any one or more GIN Index Stocks or in option or futures contracts related to the GIN Index or any one or more GIN Index Stocks, if available, in the primary market for such stock or such contracts, by reason of (1) a price change exceeding limits set by such market, (2) an imbalance of orders relating to such stock or such contracts or (3) a disparity in bid and ask quotes relating to such stock or such contracts, will, in each case (1),
(2) and (3), constitute a suspension or material limitation of trading in such stock or such contracts related to the GIN Index or any


                    (Face of Security continued on next page) one or more GIN Index Stocks and (d) an "absence of trading" in the primary market on which any one or more GIN Index Stocks, or on which option or futures contracts related to the GIN Index or to any one or more GIN Index Stocks, are traded will not include any time when such market is itself closed for trading under ordinary circumstances.

                  "Original Issue Date" means November 23, 1999.

                  "Qualified Financial Institution" means, at any time, a financial institution organized under the laws of any jurisdiction in the United States of America, Europe or Japan that at such time has outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated A-1 or higher by Standard & Poor's Ratings Group (or any successor) or P-1 or higher by Moody's Investors Service, Inc. (or any successor) or, in either case, such other comparable rating, if any, then used by such rating agency.

                  "Redemption Price" means the amount payable in respect of this Security on a Call Date pursuant to section 3.

                  "Reference GIN Index Level" means 542.14.

                  "Stated Maturity Date" means November 23, 2003 or, if such day is not a Business Day, the next succeeding Business Day; provided, however, that if the fifth Business Day preceding November 23, 2003 is not the Determination Date, the Stated Maturity Date will be the fifth Business Day succeeding the Determination Date; provided, further, that in no event will the Stated Maturity Date be later than the fifth Business Day after November 23, 2003 or, if November 23, 2003 is not a Business Day, later than the sixth Business Day after November 23, 2003.

                  "Successor GIN Index" means any substitute index approved by the Calculation Agent as a Successor GIN Index pursuant to section 4.

                    (Face of Security continued on next page)

                  "Trade Date" means November 16, 1999.

                             -----------------------

                  1.       Promise to Pay Principal

                  The Goldman Sachs Group, Inc., a corporation duly organized and existing under the laws of the State of Delaware (hereinafter called the "Company", which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., as nominee for The Depository Trust Company, or registered assigns, as principal, the Principal Amount on the Stated Maturity Date, subject to the other provisions of this Security. The Company also promises to pay interest on any overdue principal, at the rate of 7.06% per annum (to the extent that payment of such interest shall be legally enforceable), from the date such principal is due until it is paid or made available for payment, and any such interest shall be payable to the Holder on demand. Except as provided in the prior sentence, this Security shall not bear interest.

                  2.       Principal Amount

                  The principal of this Security that becomes due and payable on the Stated Maturity Date shall be the Principal Amount. The principal of this Security that becomes due and payable on a Call Date shall be the Redemption Price. The principal of this Security that becomes due and payable upon acceleration of the Maturity hereof after an Event of Default has occurred pursuant to the Indenture shall be the Default Amount. When the amount referred to above in this section 2 has been paid as provided herein (or such amount has been made available for payment), the principal of this Security shall be deemed to have been paid in full, whether or not this Security shall have been surrendered for payment or cancellation. References to the payment of the principal of this Security on any day shall be deemed to mean the payment of cash that is payable on such day as provided in this Security.



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                                       -8-

Notwithstanding the foregoing, solely for the purpose of determining whether any consent, waiver, notice or other action to be given or taken by Holders of Securities pursuant to the Indenture has been given or taken by Holders of Outstanding Securities in the requisite aggregate principal amount, the principal amount of this Security on any day will be deemed to equal the Face Amount then Outstanding. This Security shall cease to be Outstanding as provided in the definition of such term in the Indenture or when the principal of this Security shall be deemed to have been paid in full as provided above and any interest payable on this Security has been paid (or, in the case of any such interest, when such interest has been made available for payment).

                  3.       Company's Call Right

                  This Security is subject to redemption upon not less than 15 days' nor more than 45 days' notice, on each Call Date, in whole but not in part, at the election of the Company for cash at the following applicable Redemption Price (expressed as percentages of the Outstanding Face Amount of this Security):

                  CALL DATE YEAR                              REDEMPTION PRICE
                           2001                                        160%
                           2002                                        190%

                  A Call Notice, once given, shall be irrevocable.

                  4.       Discontinuance or Modification of the GIN
Index.


                  If the GIN Index Sponsor or the GIN Index Calculator discontinues publication of the GIN Index and the GIN Index Sponsor, the GIN Index Calculator or any other Person or entity publishes a substitute index that the Calculation Agent determines is comparable to the GIN Index and approves as a Successor GIN Index, then the Calculation Agent will determine the amount payable on the Stated Maturity Date by reference to the Successor GIN Index.

                    (Face of Security continued on next page)

                  If the Calculation Agent determines that the publication of the GIN Index is discontinued and there is no Successor GIN Index, or that the level of the GIN Index is not available on the Determination Date because of a Market Disruption Event or for any other reason, the Calculation Agent will determine the amount payable on the Stated Maturity Date by reference to a group of stocks and a computation methodology that the Calculation Agent determines will as closely as reasonably possible replicate the GIN Index.

                  If the Calculation Agent determines that the GIN Index, the stocks comprising the GIN Index or the method of calculating the GIN Index is changed at any time in any respect -- including any addition, deletion or substitution and any reweighting or rebalancing of GIN Index Stocks and whether the change is made by the GIN Index Calculator or the GIN Index Sponsor under existing policies or following a modification of those policies, is due to the publication of a Successor GIN Index, is due to events affecting one or more of the GIN Index Stocks or their issuers or is due to any other reason -- then the Calculation Agent will make such adjustments in the GIN Index or the method of its calculation as it believes are appropriate to ensure that the Final GIN Index Level used to determine the amount payable on the Stated Maturity Date is equitable.

                  All determinations and adjustments to be made by the Calculation Agent with respect to the GIN Index may be made by the Calculation Agent in its sole discretion.

                  5.       Role of Calculation Agent.

                  The Calculation Agent will be solely responsible for all determinations and calculations regarding the GIN Index; whether a Market Disruption Event has occurred and whether, and if so the day to which, the Determination Date or Stated Maturity Date is to be postponed; Business Days; the Final GIN Index Level; the Default Amount; the amount payable in respect of this Security on the Stated Maturity Date; and all such other matters as may be specified

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                                      -10-
elsewhere herein as matters to be determined by the Calculation Agent.
The Calculation Agent shall make all such determinations and calculations in its sole discretion, and absent manifest error all determinations and calculations made by the Calculation Agent shall be final and binding on the Company, the Holder and all other Persons having an interest in this Security, without liability on the part of the Calculation Agent.

                  The Company shall take such action as shall be necessary to ensure that there is at all relevant times a financial institution serving as the Calculation Agent hereunder. The Company may, in its sole discretion at any time and from time to time, upon written notice to the Trustee, but without notice to the Holder of this Security, terminate the appointment of any Person serving as the Calculation Agent and appoint another Person (including any Affiliate of the Company) to serve as such agent. Insofar as this Security provides for the Calculation Agent to obtain closing levels or other information from any institution or other source, the Calculation Agent may do so from any source or sources of the kind contemplated or otherwise permitted hereby notwithstanding that any one or more of such sources are such agent, Affiliates of such agent or Affiliates of the Company.

                  6.       Payment.

                  Payment on this Security will be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Payment on this Security will be made to an account designated by the Holder (in writing to the Company and the Trustee on or before the Determination Date) and acceptable to the Company or, if no such account is designated and acceptable as aforesaid, at the office or agency of the Company maintained for that purpose in The City of New York, provided, however, that, at the option of the Company, payment of any interest may be made by check mailed to the address of the Holder as such address shall appear in the Security Register; and provided, further, that payment at

                    (Face of Security continued on next page)

Maturity shall be made only upon surrender of this Security at such office or agency (unless the Company waives surrender). Notwithstanding the foregoing, if this Security is a Global Security, any payment may be made pursuant to the Applicable Procedures of the Depositary as permitted in said Indenture.

                  7.       Holidays.

                  Notwithstanding any provision of this Security or of the Indenture, if any payment of principal or interest would otherwise be due on this Security on a day (the "Specified Day") that is not a Business Day, such delivery or payment may be made (or such principal or interest may be made available for payment) on the next succeeding Business Day with the same force and effect as if such payment were made on the Specified Day. The provisions of this section shall apply to this Security in lieu of the provisions of Section 113 of the Indenture.

                  8.       Reverse of this Security.

                  Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                  9.       Certificate of Authentication.

                  Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.


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                                      -12-

                  IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.



                                                 THE GOLDMAN SACHS GROUP, INC.


                                                  By /s/ Dan H. Jester
                                                     ---------------------------
                                                     Name:  Dan H. Jester
                                                     Title: Vice President and
                                                            Treasurer

Dated: November 23, 1999


                  This is one of the Securities of the series designated herein and referred to in the Indenture.



                                                  THE BANK OF NEW YORK,
                                                       as Trustee

                                                  By /s/ Paul Schmalzel
                                                     --------------------------
                                                          Authorized Signatory

                              (Reverse of Security)


                  This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities") issued and to be issued in one or more series under an Indenture, dated as of May 19, 1999 (herein called the "Indenture", which term shall have the meaning assigned to it in such instrument), between the Company and The Bank of New York, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee, the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. Insofar as the provisions of the Indenture may conflict with the provisions set forth on the face of this Security, the latter shall control for purposes of this Security.

                  This Security is one of the series designated on the face hereof, limited to an aggregate initial offering price not to exceed $15,000,000,000 (or the equivalent thereof in any other currency or currencies or currency units), which amount may be increased at the option of the Company if in the future it determines that it may wish to sell additional Securities of this series. References herein to "this series" mean the series designated on the face hereof.

                  The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of all series to be affected (considered together as one class for this purpose). The Indenture also contains provisions
(i) permitting the Holders of a majority in principal amount of the Securities at the time Outstanding

                  (Reverse of Security continued on next page)
                                      -14-
of all series to be affected under the Indenture (considered together as one class for this purpose), on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and (ii) permitting the Holders of a majority in principal amount of the Securities at the time Outstanding of any series to be affected under the Indenture (with each such series considered separately for this purpose), on behalf of the Holders of all Securities of such series, to waive certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

                  As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee indemnity reasonably satisfactory to it, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any interest hereon on or after the respective due dates expressed herein.

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                                      -15-

                  No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any interest on this Security as herein provided.

                  As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of this Security is payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing. Thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate Face Amount, will be issued to the designated transferee or transferees.

                  This Security, and any other Securities of this series and of like tenor, are issuable only in registered form without coupons in Authorized Denominations. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different Authorized Denomination, as requested by the Holder surrendering the same.

                  No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                  Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

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                                      -16-

      THIS SECURITY AND THE INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN
               ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.






















                                      -17-